EXHIBIT 28(j)(i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated September 25, 2009 relating to the July 31, 2009 financial statements and financial highlights of the Pacific Capital Funds in this Registration Statement on Form N-1A of FundVantage Trust. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and under the caption “Additional Service Providers” in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
June 22, 2010